EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended August 27, 2010

August 27, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-0.2%	1.7%	-5.8%
Class B Units	-0.2%	1.7%	-6.2%
Legacy 1 Class Units	-0.1%	1.9%	-4.6%
Legacy 2 Class Units	-0.1%	1.8%	-4.8%
Global 1 Class Units	0.0%	1.9%	-4.8%
Global 2 Class Units	0.0%	1.8%	-5.0%
Global 3 Class Units	0.0%	1.7%	-6.2%

S&P 500 Total Return Index2	-0.6%	-3.1%	-3.3%
Barclays Capital U.S. Long Government Index2	-0.5%	4.2%	17.9%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Wheat	Decrease	Rainfall in Russia helped alleviate supply concerns regarding wheat output from the region
Soybeans	Increase	Better-than-expected soybean exports data
Lean hogs	Decrease	Reports showed pork production improvement in the U.S.

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

 Currencies
Sector/Market	Price Action	Cause
U.S. Dollar	Decrease	Weak U.S. housing data
Australian and New Zealand dollars	Increase	Demand for higher-yielding currencies amid speculation the Japanese government may take action to slow the strengthening of the Japanese yen
Swiss franc	Increase	Risk aversion prompted by the credit downgrade of Irish debt

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Increase	Speculation Federal Reserve Chairman, Dr. Bernanke, would announce plans to help stimulate the U.S. economy
Natural gas	Decrease	Weak economic data in the U.S. and revised weather reports showed reduced forecasts of hurricane activity in the Gulf of Mexico

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
Hang Seng Index	Decrease	Declines in the Chinese equity markets
U.S. equities	Decrease	Disappointing results from reports on U.S. home sales and industrial production data
European equities	Decrease	Concerns regarding economic recovery in the U.S. and declines in the European industrial sector

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Decrease	GDP data showed the U.S. economy grew by more than anticipated in the second quarter

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Gold and silver	Increase	Prior to Dr. Bernanke’s recent speech, prices rose on uncertainty concerning future actions by the Federal Reserve.
Copper	Increase	Optimistic GDP forecasts for improvement in the industrial sector

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.